Exhibit 99.1

Draft 4.0

Evergreen Energy Increases Registered Direct Offering by
Approximately $1.7 Million to $8.7 Million

DENVER, January 29, 2010 — Evergreen Energy Inc. (NYSE Arca: EEE) announced it entered into definitive agreements to increase its registered direct public offering with the participants in the transaction announced on January 27, 2010, resulting in gross proceeds of approximately $8.7 million.  Evergreen now expects to receive net proceeds of approximately $8.0 million after deducting placement agent fees and other offering expenses.  The securities were offered pursuant to a shelf registration statement on Form S-3 that was previously declared effective by the Securities and Exchange Commission (SEC) on January 19, 2010.

As result, the company will sell an aggregate of 29,236,664 shares of its common stock at a per share purchase price of $0.30 and warrants to purchase up to 14,618,331 additional shares of common stock with an exercise price of $0.3859.  The warrants are not exercisable within the first six months and have a term of exercise of five years.  Evergreen expects to use the net proceeds for general working capital purposes.  The offering is expected to close today, subject to the satisfaction of customary closing conditions.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq:RODM), acted as the exclusive placement agent for this transaction.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.  Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the prospectus supplement together with the accompanying prospectus can be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov or from Rodman & Renshaw, LLC, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020.

Evergreen Energy Inc.

Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: the GreenCert™ suite of software and services and K-Fuel®.  GreenCert, which is owned exclusively by Evergreen, is a scientifically accurate, scalable environment intelligence solution that measures greenhouse gases and generates verifiable emissions credits.  K-Fuel technology significantly improves the performance of low-rank coals yielding higher efficiency and lowering emissions.  Visit www.evgenergy.com for more information.

Safe Harbor Statement

Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the “safe harbor” provisions of the PSLRA. Our actual results may vary materially from those described in any “forward-looking statement” due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study.  In addition, our ability to execute our business plan and develop the C-Lock Technology may be adversely impacted by the inability to sell Buckeye, raise significant additional capital or effectively complete any restructure transaction on a timely basis to fund our business operations.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:	Evergreen Media Contact:
Kirsten Chapman & Becky Herrick	Adam Handelsman
Lippert / Heilshorn & Associates	Lippert / Heilshorn & Associates
415.433.3777	212.838.3777
bherrick@lhai.com	AHandelsman@lhai.com

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